UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, NY		10604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Handy & Harman Ltd. (the "Company") held its Annual Meeting of Stockholders (the "Meeting"). The total number of shares of the Company's common stock voted in person or by proxy at the Meeting was 11,858,265, representing approximately 96.69% of the 12,263,792 shares outstanding and entitled to vote at the Meeting. The matters voted on by stockholders and the number of (and percentage of shares voted at the Meeting represented by) votes cast for, against and abstain with respect to each matter, if applicable, is set forth below.

Proposal 1

The stockholders elected each of the seven nominees to the Board of Directors of the Company to serve until the Company's next Annual Meeting of Stockholders and until his successor has been elected and qualified.

Nominee	For	Against	Abstain
Warren G. Lichtenstein	10,095,523 (90.48%)	1,060,682 (9.50%)	447 (0.00%)
Jack L. Howard	10,357,602 (92.83%)	798,606 (7.15%)	444 (0.00%)
Patrick A. DeMarco	10,410,381 (93.31%)	745,737 (6.68%)	534 (0.00%)
Robert Frankfurt	10,409,501 (93.30%)	746,727 (6.69%)	424 (0.00%)
John H. McNamara, Jr.	10,322,210 (92.52%)	834,018 (7.47%)	424 (0.00%)
Garen W. Smith	10,410,707 (93.31%)	745,521 (6.68%)	424 (0.00%)
Jeffrey A. Svoboda	10,279,331 (92.13%)	872,312 (7.81%)	5,009 (0.04%)

There were 701,613 broker non-votes with respect to the election of directors.

Proposal 2

The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.

For	10,571,306 (94.75%)
Against	514,686 (4.61%)
Abstain	70,660 (0.63%)

There were 701,613 broker non-votes with respect to approval of the compensation of the Company's named executive officers.

Proposal 3

The stockholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	11,854,744 (99.97%)
Against	2,902 (0.02%)
Abstain	619 (0.00%)

Proposal 4

The stockholders approved the adoption of the 2016 Equity Incentive Award Plan.

For	10,109,818 (90.61%)
Against	1,042,690 (9.34%)
Abstain	4,144 (0.03%)

There were 701,613 broker non-votes with respect to the adoption of the 2016 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2016	HANDY & HARMAN LTD.

	By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer